                                                                    Exhibit 8.1


                             [Date to be inserted]

Source Interlink Companies, Inc.
27500 Riverview Center Boulevard
Suite 400
Bonita Springs, Florida 34134


Ladies and Gentlemen:

         We have acted as counsel to Source Interlink Companies, Inc., a Missouri corporation ("Source Interlink"), in connection with the preparation and execution of the Agreement and Plan of Merger (the "Agreement"), dated as of November 18, 2004, by and among Source Interlink, Alligator Acquisition, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Source Interlink ("Merger Sub") and Alliance Entertainment Corp., a Delaware corporation ("Alliance"). Pursuant to the Agreement, Alliance will merge with and into Merger Sub, with Merger Sub as the surviving corporation (the "Merger"). The Merger and certain other proposed transactions, including the proposed reincorporation of Source Interlink from Missouri to Delaware (the "Reincorporation"), are described in the Registration Statement on Form S-4 (the "Registration Statement") of Source Interlink, which includes the proxy statement/prospectus relating to the Merger (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

         In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger and the Reincorporation will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Proxy Statement/Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof, (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by Source Interlink, Merger Sub and Alliance in the Agreement or the Proxy Statement/Prospectus, and (iii) that any such statements, representations or warranties made "to the knowledge" or based on the belief or intention of Source Interlink, Merger Sub and Alliance or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

         Based upon and subject to the foregoing, the discussions contained in the Registration Statement under the captions "The Merger--Material U.S. Federal Income Tax Consequences" and "Proposals to Source Interlink Shareholders to be Voted on at the Source Interlink Special Meeting--Proposal Three-Our Reincorporation from a Missouri Corporation to a Delaware Corporation--Material U.S. Federal Income Tax Consequences," subject to the limitations and qualifications referred to therein, accurately set forth the material U.S. federal income tax consequences of the Merger and the Reincorporation. There can be no assurance that changes in the law will not take place that could affect the United States federal income tax consequences of the Merger and/or the Reincorporation, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants,

Source Interlink Companies, Inc.
[Date to be inserted]
Page 2


representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger and the Reincorporation, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,


                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation